Exhibit (a)(1)(v)

        PRICE LEGACY CORPORATION

Offer to Exchange
Shares of
Common Stock or 6.82% Series 1 Cumulative Redeemable Preferred Stock
for Any and All Outstanding Shares of
its 8 3/4% Series A Cumulative Redeemable Preferred Stock

        February 11, 2004

To Our Clients:

        Enclosed for your consideration is an Offering Circular (the "Offering Circular") and a form of Letter of Transmittal (the "Letter of Transmittal" and, together with the Offering Circular, the "Exchange Offer") relating to the offer by Price Legacy Corporation, a Maryland corporation ("Price Legacy"), to exchange shares of its Common Stock or 6.82% Series 1 Cumulative Redeemable Preferred Stock (the "Series 1 Preferred Stock") for any and all of the outstanding shares of its 8 3/4% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock"), upon the terms and conditions set forth in the Offering Circular.

        The Exchange Offer consideration consists of, at your election, either 4.2 shares of Common Stock (or 1.05 shares of Common Stock after giving effect to Price Legacy's proposed 1-for-4 reverse stock split) or one share of Series 1 Preferred Stock for each share of Series A Preferred Stock tendered pursuant to the Offering Circular.

THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MARCH 11, 2004, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE") OR EARLIER TERMINATED. HOLDERS WHO DESIRE TO RECEIVE THE EXCHANGE OFFER CONSIDERATION MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR SERIES A PREFERRED STOCK PURSUANT TO THE EXCHANGE OFFER ON OR PRIOR TO THE EXPIRATION DATE.

        This material relating to the Exchange Offer is being forwarded to you as the beneficial owner of Series A Preferred Stock carried by us for your account or benefit but not registered in your name. A tender of any Series A Preferred Stock may only be made by us as the registered holder and pursuant to your instructions. Therefore, Price Legacy urges beneficial owners of Series A Preferred Stock registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Series A Preferred Stock pursuant to the Exchange Offer.

        Accordingly, we request instructions as to whether you wish us to tender any or all shares of Series A Preferred Stock held by us for your account. We urge you to carefully read the Offering Circular, the Letter of Transmittal and the other materials provided herewith before instructing us to tender your Series A Preferred Stock.

        Your instructions to us should be forwarded as promptly as possible in order to permit us to tender the Series A Preferred Stock on your behalf in accordance with the provisions of the Exchange Offer.

        Please note that the Exchange Offer will expire on the Expiration Date.

        Tenders of Series A Preferred Stock may be withdrawn at any time prior to or on the Expiration Date, but the Exchange Offer consideration will not be payable in respect of the Series A Preferred Stock so withdrawn.

        Your attention is directed to the following:

        1.     The Exchange Offer is for any and all shares of Series A Preferred Stock that are outstanding.

        2.     If you desire to tender Series A Preferred Stock pursuant to the Exchange Offer and receive the Exchange Offer consideration, we must receive your instructions in ample time to permit us to effect a tender of Series A Preferred Stock on your behalf on or prior to 12:00 midnight, New York City time, on the Expiration Date.

        3.     Price Legacy's obligation to pay the Exchange Offer consideration for tendered Series A Preferred Stock is subject to certain conditions set forth in the Offering Circular under the caption "The Exchange Offer—Conditions to the Exchange Offer."

        If you wish to have us tender any or all of your shares of Series A Preferred Stock held by us for your account or benefit pursuant to the Exchange Offer, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Series A Preferred Stock held by us and registered in our name for your account.

2

INSTRUCTIONS

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Price Legacy with respect to the Series A Preferred Stock.

        This will instruct you to tender the number of shares of Series A Preferred Stock indicated below (or, if no number is indicated below, all shares of Series A Preferred Stock) held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Offering Circular dated February 11, 2004, and the Letter of Transmittal. This will also instruct you to elect, in exchange for the specified number of shares of Series A Preferred Stock, the consideration indicated below.

☐
By checking this box, shares of Series A Preferred Stock held by us for your account will be tendered.

        Number of Shares of Series A Preferred Stock to be Tendered:                          shares

        Account Number:

Consideration Election (see Instruction 3 in Letter of Transmittal and check one box only):

☐
By checking this box, all tendered shares will be exchanged solely for Price Legacy Common Stock in the amount per share indicated above in this letter.

☐
By checking this box, all tendered shares will be exchanged solely for Series 1 Preferred Stock in the amount per share indicated above in this letter.

☐
By checking this box, all tendered shares will be exchanged for a combination of Price Legacy Common Stock and Series 1 Preferred Stock as indicated below:

        Number of Tendered Shares to be Exchanged for Price Legacy Common Stock:                          shares

        Number of Tendered Shares to be Exchanged for Series 1 Preferred Stock:                          shares

IF YOU VALIDLY TENDER SHARES OF SERIES A PREFERRED STOCK BUT FAIL TO ELECT PROPERLY THE FORM OF CONSIDERATION YOU WANT TO RECEIVE IN THE EXCHANGE OFFER, YOU WILL BE DEEMED TO HAVE ELECTED TO RECEIVE COMMON STOCK IN EXCHANGE FOR ALL OF YOUR TENDERED SHARES.

PLEASE SIGN HERE

Signature(s)

Name(s) (Please Print)

Address

Zip Code

Area Code and Telephone No.

Tax Identification or Social Security No.

My Account Number With You

Date

3